SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              SHUFFLE MASTER, INC.

                 Name of Registrant as Specified in Its Charter

                                      N/A

     Name of Person(s) Filing Proxy Statement if other than the Registrant

Payment of filing fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:     N/A

     (2) Aggregate number of securities to which transactions applies:       N/A

     (3) Per unit price or other underlying value of transaction computed
         pursuant to Exchange Act Rule 0-11:                                 N/A

     (4) Proposed maximum aggregate value of transaction:                    N/A

     (5) Total fee paid:                                                     N/A

|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:                                             N/A

     (2) Form, Schedule or Registration Statement No.:                       N/A

     (3) Filing Party:                                                       N/A

     (4) Date Filed:                                                         N/A

                              SHUFFLE MASTER, INC.



                                                               February 14, 2001



TO:  THE SHAREHOLDERS OF SHUFFLE MASTER, INC.

         You are cordially invited to the Annual Meeting of Shareholders of Shuffle Master, Inc. to be held on March 22, 2001, at Shuffle Master Gaming, 1106 Palms Airport Drive, Las Vegas, Nevada, at 10:00 a.m., Pacific Standard Time. I encourage you to attend. Whether or not you plan to attend the meeting, I urge you to complete and sign the accompanying Proxy and return it in the enclosed envelope. Also attached for your review are the formal Notice of Annual Meeting and Proxy Statement.

         On behalf of your Board of Directors and employees, thank you for your continued support of Shuffle Master, Inc.



                                       Very truly yours,


                                       Joseph J. Lahti
                                       CHAIRMAN OF THE BOARD

                              SHUFFLE MASTER, INC.
                            1106 Palms Airport Drive
                            Las Vegas, Nevada 89119


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               FEBRUARY 14, 2001



To the Shareholders of Shuffle Master, Inc.:

     The Annual Meeting of Shareholders ("Annual Meeting") of Shuffle Master, Inc. ("Shuffle Master" or the "Company") will be held on March 22, 2001, at Shuffle Master Gaming, 1106 Palms Airport Drive, Las Vegas, Nevada, at 10:00 a.m., Pacific Standard Time, for the following purposes:

     1. To elect four directors to hold office until the next Annual Meeting or until their successors are elected; and

     2. To approve an amendment to the 1993 Stock Option Plan increasing the number of shares reserved for issuance by 450,000; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on February 2, 2001, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

                                     By Order of the Board of Directors,



                                     Gary W. Griffin
                                     SECRETARY


February 14, 2001
Las Vegas, Nevada

                              SHUFFLE MASTER, INC.
                            1106 PALMS AIRPORT DRIVE
                            LAS VEGAS, NEVADA 89119

                                ---------------
                                PROXY STATEMENT
                                ---------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 22, 2001

     This Proxy Statement is furnished to holders of shares of Common Stock of Shuffle Master, Inc., as of February 2, 2001, in connection with the Board of Directors' solicitation of the enclosed Proxy for the Annual Meeting. A shareholder giving a Proxy may revoke it at any time prior to the Annual Meeting by filing written notice of the termination of the appointment with an officer of the Company, by attending the Annual Meeting and voting in person, or by filing a new written appointment of a Proxy with an officer of the Company. The revocation of a Proxy will not affect any vote taken prior to such revocation. This Proxy Statement was first mailed to shareholders on or about February 14, 2001.

     All properly executed proxies received at or prior to the meeting will be voted at the meeting. If a shareholder directs how a Proxy is to be voted with respect to the business coming before the meeting, the Proxy will be voted in accordance with the shareholder's direction. If a shareholder does not direct how a Proxy is to be voted, it will be voted IN FAVOR OF election of the nominees listed as directors in this Proxy Statement and IN FAVOR OF the proposal to increase shares for issuance under the plan by 450,000 shares.

     At the close of business on February 2, 2001, the record date for the Annual Meeting, there were 11,099,980 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly coming before the meeting. Cumulative voting for the directors is not permitted.

     The cost of making this solicitation, including preparation and mailing of the Notice of Annual Meeting, Proxy and Proxy Statement, and the costs incurred by brokerage houses and other custodians, nominees and fiduciaries for forwarding documents to shareholders will be paid by the Company. In certain instances, officers of the Company may make special solicitations of proxies either in person or by telephone. The Company will pay expenses incurred in connection with these solicitations.

                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the shareholders may decrease the number of directors; provided, however, that the number may be increased by resolution of the Board of Directors. The number of directors was set at four at the Annual Meeting held on March 17, 1999, and has not changed since that date. No action will be taken at the Annual Meeting regarding the number of directors.

     Directors are elected to serve a one-year term, and will serve until the next Annual Meeting, or until their successors have been duly elected and qualified. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to elect directors. Abstentions are treated as present and entitled to vote and broker non-votes are treated as not present and not entitled to vote. The Board of Directors recommends a vote FOR electing the nominees for directors as set forth below.

     All nominees have consented to serve if elected. If any nominee becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The name, age, business experience and offices held by each nominee for director are as follows:

Name                        Age    Company Position               Director Since
----                        ---    ----------------               --------------
Joseph J. Lahti              40    Chairman of the Board and          1993
                                   Chief Executive Officer

Mark L. Yoseloff             54    President and Director             1997

Thomas A. Sutton             63    Director                           1994

Patrick R. Cruzen            53    Director                           1997


     JOSEPH J. LAHTI has served as Executive Vice President since December 1993, President since October 1995, Chief Executive Officer since June 1996 and Chairman of the Board since October 1997. From 1989 through December 1993, Mr. Lahti was President of McQuillan Lahti Wilcox, Inc., a financial management firm. Mr. Lahti also holds the position of President of J.L. Holdings, Inc., a real estate acquisition, asset management and financial consulting company.

     DR. MARK L. YOSELOFF has been President of the Company since October 2000. Prior to that, he served as Executive Vice President of the Company since August 1997 and was appointed to the Company's Board of Directors in November 1997. From August 1996 to July 1997, Dr. Yoseloff served as consultant to the Company. From May 1996 through the present, Dr. Yoseloff has held the position of President of Well Suited, LLC. Dr. Yoseloff also holds the position of President of Visual Communications Consultants, Inc. (d/b/a/ Advanced Gaming Concepts), a company he founded in August 1993. Dr. Yoseloff held the positions of President of Recognition, Inc. and Vice President of Clear Images, Inc. from March 1987 to August 1993. Recognition, Inc. and Clear Images, Inc. are each engaged in the business of selling advertising specialties and corporate gifts.

     PATRICK R. CRUZEN was appointed to the Company's Board of Directors in August 1997. Mr. Cruzen has been the Chief Executive Officer of Cruzen & Associates, a consulting and executive search firm for the gaming industry, since September 1996. From June 1994 to September 1996, Mr. Cruzen was President of Grand Casinos, Inc. Mr. Cruzen held the position of Senior Vice President at the MGM Grand Hotel in Las Vegas from September 1990 to May 1994. Mr. Cruzen currently serves as a director of PDS Financial Corporation, a publicly-held corporation engaged in the business of financing, leasing, and supplying gaming equipment and devices to casino operators, and a director of New Horizons Kids Quest, Inc., a publicly-held corporation that provides hourly child- care services.

     THOMAS A. SUTTON has been a member of the Company's Board of Directors since 1994. Mr. Sutton was employed by Borden, Inc. from 1972 to 1992, most recently serving as Vice President Planning-Pasta Group. Since 1992, Mr. Sutton has managed his personal investments.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended October 31, 2000, the Board of Directors held meetings on 12 occasions. All Board members attended at least 75% of the meetings.

     Standing committees of the Board of Directors include the Audit Committee and the Compensation Committee.

     The Audit Committee acts pursuant to a written charter adopted by the Board of Directors and attached hereto as Exhibit A. The Audit Committee currently consists of Messrs. Cruzen and Sutton each of whom are independent as defined in NASD Marketplace Rule 4200(a)(14) of the NASDAQ listing standards. The Audit Committee is responsible for recommending the appointment of the independent auditors for the Company, reviewing the scope of the audit, examining the auditor's reports, making appropriate recommendations to the Board of Directors as a result of such review and examination, and making inquiries into the effectiveness of the financial and accounting functions and internal controls of the Company. The Audit Committee met three times in fiscal 2000. All members attended each meeting. Attached as Exhibit B is a copy of the Report of the Audit Committee.

     The Compensation Committee includes Messrs. Cruzen and Sutton and is responsible for recommending to the Board of Directors the compensation of the executive officers of the Company. The Compensation Committee met three times in fiscal 2000.

                               EXECUTIVE OFFICERS

     In addition to Joseph J. Lahti and Mark L. Yoseloff, whose biographies were listed previously, Gary W. Griffin serves as an executive officer of the Company.

     GARY W. GRIFFIN has been the Vice President of Finance for the Company since June 1997, Chief Financial Officer since November 1997 and Secretary since February 1998. Mr. Griffin joined the Company in April 1996 as Vice President of Financial Relations and Corporate Development. From January 1995 to March 1996, Mr. Griffin was self-employed as a consultant. From August 1988 through December 1994, Mr. Griffin was employed by Ecolab Inc., first as Director of Corporate Development and later as Controller of the Textile Care Division.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons holding ten percent of the Company's Common Stock to file reports regarding their ownership, acquisitions and dispositions of the Company's Common Stock with the Securities and Exchange Commission. All executive officers and directors filed reports as required during the year ended October 31, 2000.

                  PROPOSAL TO AMEND THE 1993 STOCK OPTION PLAN

     The shareholders are asked to approve an amendment to the Shuffle Master, Inc. 1993 Stock Option Plan (the "Plan"). The Plan was originally approved at the 1994 Annual Meeting, at which time 787,500 shares were reserved for issuance. In March 1996, March 1998, and March 1999, the shareholders approved amendments to the Plan, whereby 300,000, 352,500, and 375,000 additional shares of the Company's Common Stock were reserved for issuance, respectively. In November 2000, the Board of Directors adopted an amendment to the Plan, increasing the number of shares reserved for issuance by 450,000. Upon approval of this amendment, the total number of shares reserved for issuance will be 2,265,000. In the event the proposed amendment is not approved by shareholders, grants of options made in November 2000 provide that such options will be treated as non-plan options.

     The purposes of the Plan are: (i) to incent individual performance by providing the opportunity for long- term rewards to employees, directors and consultants of the Company; (ii) to assist the Company in attracting, retaining and motivating employees, directors and consultants; and (iii) to align the interests of such persons with those of the Company's shareholders.

The Board of Directors believes the proposal is in the best interests of the Company and its shareholders and recommends its approval. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the meeting and entitled to vote is required for approval of the proposal. The Board of Directors recommends a vote FOR amending the Shuffle Master, Inc. 1993 Stock Option Plan.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued for services rendered in all capacities to the Company during the fiscal years ended October 31, 2000, 1999 and 1998, for the Chief Executive Officer and two other executive officers serving at October 31, 2000, whose compensation earned in fiscal 2000 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                               Long-Term
                                       Annual Compensation    Compensation
                              Fiscal   -------------------    ------------     All Other
Name and Principal Position    Year    Salary     Bonus(3)       Options      Compensation
---------------------------   ------   ------     --------    ------------    ------------
                                        ($)         ($)            (#)             ($)
Joseph J. Lahti                2000   246,000     159,000      150,000(2)      140,000(1)
  Chairman of the Board        1999   236,000     113,000           --           4,000
  and Chief Executive          1998   236,000          --      112,500              --
  Officer

Mark L. Yoseloff               2000   118,000     141,000       75,000(2)        1,000
  President                    1999   110,000      75,000       30,000(2)        1,000
                               1998   100,000          --       67,500              --

Gary W. Griffin                2000   156,000     101,000       60,000(2)        3,000
  Chief Financial Officer,     1999   149,000      71,000       37,500(2)        3,000
  Vice President of            1998   130,000          --       67,500              --
  Finance and Secretary

-------------------
(1) Includes $135,000 in compensation paid to Joseph J. Lahti pursuant to his Executive Employment Agreement dated November 1, 1999.
(2) Annual option grants are typically made prior to the end of each fiscal year; however, in fiscal 1999 and fiscal 2000 the options shown were granted in November, just after the close of the fiscal year.
(3) Performance bonuses based on fiscal 2000 performance were paid in November 2000, just after the close of the fiscal year. Performance bonuses based on fiscal 1999 performance were paid in December 1999, just after the close of the fiscal year.

          OPTION GRANTS DURING THE FISCAL YEAR ENDED OCTOBER 31, 2000

     The following table sets forth information with respect to each option granted to the executive officers named in the Summary Compensation Table during the fiscal year ended October 31, 2000:

                                                                         Potential Realizable Value
                                Percentage of                              at Assumed Annual Rates
                                Total Options                           of Stock Price Appreciation
                                 Granted to                                  for Option Term(2)
                    Options      Employees      Exercise   Expiration   ---------------------------
Name               Granted(1)    Fiscal Year     Price        Date          5%              10%
----------------   ----------   -------------   --------   ----------   ---------------------------
                      (#)            (%)          ($)                       ($)              ($)
Joseph J. Lahti     150,000         28.5         15.04      11/20/10     1,419,000       3,596,000

Mark L. Yoseloff     75,000         14.2         15.04      11/20/10       709,000       1,798,000

Gary W. Griffin      60,000         11.4         15.04      11/20/10       568,000       1,438,000

----------------
(1) Annual option grants are typically made prior to the end of each fiscal year; however, in fiscal 2000 the options shown were granted on November 21, 2000, shortly after the close of the fiscal year.
(2) The compounding assumes a ten-year exercise period for all option grants. These amounts represent certain assumed rates of appreciation, based on Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall stock market conditions, and continued employment of the option holder through the vesting period. The amounts reflected in this table may not necessarily be achieved.

     AGGREGATE OPTIONS EXERCISED IN THE FISCAL YEAR ENDED OCTOBER 31, 2000
                     AND OPTION VALUES AT OCTOBER 31, 2000

     The following table sets forth certain information regarding options to purchase shares of Common Stock exercised during the Company's fiscal year ended October 31, 2000, and the number and value of options to purchase shares of Common Stock held as of October 31, 2000, by the executive officers named in the Summary Compensation Table:

                                                                                 Value of Unexercised
                   Number of                        Number of Options                In-the-Money
                    Shares                         at October 31, 1999       Options at October 31, 2000(2)
                   Acquired        Value       ---------------------------   ------------------------------
Name               on Exercise   Realized(1)   Exercisable   Unexercisable   Exercisable      Unexercisable
----------------   -----------   -----------   -----------   -------------   ------------     -------------
                      (#)           ($)            (#)            (#)            ($)               ($)
Joseph J. Lahti       --            --           424,743         37,501        3,612,000         346,000

Mark L. Yoseloff      --            --           152,501         42,501        1,374,000         393,000

Gary W. Griffin       --            --           132,504         47,500        1,174,000         440,000

----------------
(1) Value Realized is the difference between the closing price per share on the date of exercise, and the option price per share, multiplied by the number of shares acquired upon exercise of the option.
(2) Value of Unexercised In-the-Money Options is the difference between the closing price per share of $14.96 at October 31, 2000, and the exercise price per share multiplied by the number of shares subject to options.

                           COMPENSATION OF DIRECTORS

     The Board has elected to compensate Outside Directors with a one thousand dollars ($1,000) quarterly payment and with stock option grants pursuant to the Company's Outside Directors' Option Plan ("Directors' Plan"). Each Director who is not an employee of the Company is entitled to receive an annual non-discretionary grant of options to purchase four thousand five hundred shares (4,500) of common stock after each Annual Meeting. In addition, the Board can make discretionary grants to Outside Directors under the Director's Plan. In January 2001, the Board made a discretionary grant under the Director's Plan of an option to purchase seven thousand five hundred shares (7,500) of the Company's common stock to each of its Outside Directors. The exercise price of the options is equal to the closing price of the Company's common stock on the date of grant. The options are immediately exercisable and expire the earlier of seven (7) years from the date of grant or thirty (30) days after leaving the Board.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of Outside Directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Committee, pursuant to authority delegated by the Board, recommends on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

     It is the intention of the Committee to utilize a pay-for-performance compensation program that is directly related to achievement of the Company's financial performance and growth objectives. The primary elements of the program are base salary, annual cash incentives based on performance, and long-term incentives in the form of stock options. These elements are designed to: (i) provide compensation opportunities that will allow the Company to attract and retain talented executive officers who are essential to the Company's success;
(ii) provide compensation that rewards corporate performance and motivates the executive officers to achieve corporate strategic objectives; and (iii) align the interests of executive officers with the long-term interests of shareholders through stock-based awards.

BASE SALARY

     Base salaries of the Company's executive officers are intended to be competitive with the median base salaries paid by other corporations engaged in business similar to the Company, such as suppliers to the gaming industry. Base salaries are determined for executive officer positions using compensation surveys, taking into account variables such as geography, job comparability, size of each corporation and its industry. In addition to base salary, executive officers are eligible to participate in the Company's employee benefit plans on the same terms as other employees, except that executive officers cannot participate in the employee-wide profit sharing plan.

INCENTIVE COMPENSATION

     The purpose of the annual bonus program is to provide a short-term, direct financial incentive in the form of an annual cash bonus to executive officers if the Company achieves a targeted level of financial performance. Each executive officer is eligible to receive a cash bonus determined by a formula proposed by the Committee and approved by the Board of Directors. Incentive compensation is reviewed annually. The Committee may also provide cash bonus opportunities to executive officers based upon meeting specific operational objectives. In November 2000, Messrs. Lahti, Yoseloff, and Griffin received performance bonuses based on fiscal 2000 performance of $159,000, $141,000, and $101,000, respectively.

LONG-TERM INCENTIVES

     The 1993 Stock Option Plan is the basis of the Company's long-term incentive plan for executive officers and other key employees. The objective of this plan is to align executive officers' long-term interests with those of the shareholders by creating a direct incentive for executive officers to increase shareholder value. The option grants allow executive officers to purchase shares of Company stock at a price equal to the fair market value of the stock on the date of grant over a term of ten years. However, one third of the options granted to each of the executive officers in October 1998 was priced at 125% of the fair market value of the stock on the date of grant. The award of option grants is consistent with the Company's objective to include in total compensation a long-term equity interest for executive officers, with greater opportunity for reward if long-term performance is sustained.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Lahti became Chief Executive Officer of the Company in June 1996. Mr. Lahti began employment with the Company as its Chief Operating Officer and Executive Vice President in December 1993.

     Since Mr. Lahti joined the Company, revenues have grown from $554,000 for fiscal 1993 to $38,860,000 for fiscal 2000, while operating income increased from an operating loss of $1,217,000 for fiscal 1993 to operating income of $13,149,000 for fiscal 2000. With regard to the Company's core shuffler and table game product lines, placements (including sold, leased and licensed products) have shown strong growth over the past seven years. The total of cumulative shufflers sold and shufflers currently on lease as of October 31, 1999, was in excess of 6,660 units, compared to 210 as of the end of fiscal 1993. Table games have increased by 978 units over the same period to 1,001 games as of October 31, 2000. During fiscal 2000, Mr. Lahti presided over the rollout of the King(TM), the Company's continuous multi-deck shuffler. Additionally, the Company developed, received approval for, and introduced games on its new slot machine operating system.

     Mr. Lahti's base salary was $246,000 for fiscal 2000. Mr. Lahti earned a bonus of $159,000 for fiscal 2000 as a result of the achievement of the financial performance objectives set by the Board. For fiscal 2001, Mr. Lahti's base salary will increase by 4% to $256,000. Additional terms of Mr. Lahti's compensation package remain under negotiation with the Board of Directors.

CONCLUSION

     The Committee believes that the executive compensation plan discussed in this Proxy Statement is consistent with the overall corporate strategy for continued growth in earnings and shareholder value.


                                        Thomas A. Sutton
                                        Patrick R. Cruzen
                                        MEMBERS OF THE COMPENSATION COMMITTEE

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return for the last five fiscal years, assuming $100 invested at October 31, 1995, with the reinvestment of all dividends, as if such amounts had been invested in: (i) the Company's Common Stock; (ii) the stocks included in the Russell 2000 Index; and
(iii) the stocks of a peer group index. The Company has elected to compare an investment in its stock to a peer group index rather than a published industry index because it believes such peer group index includes companies whose businesses are more similar to that of the Company than any published index.

[PLOT POINTS CHART]

                       1995      1996      1997      1998      1999      2000
                     ----------------------------------------------------------
                     10/31/95  10/31/96  10/31/97  10/31/98  10/31/99  10/31/00
-------------------------------------------------------------------------------
PEER GROUP (1)        $100.00   $134.13   $123.64   $ 57.96   $ 78.03   $114.42
-------------------------------------------------------------------------------
RUSSELL 2000 INDEX    $100.00   $116.60   $150.81   $132.95   $152.72   $179.30
-------------------------------------------------------------------------------
SHUFFLE MASTER, INC.  $100.00   $ 90.82   $ 64.29   $ 65.31   $ 72.45   $122.45
-------------------------------------------------------------------------------

----------
(1) The peer group index is comprised of the following companies: Acres Gaming Incorporated; Alliance Gaming Corp.; Casino Data Systems; Mikohn Gaming Corporation; Paul-Son Gaming Corporation; Silicon Gaming Inc. (first publicly traded July 1996) and WMS Industries, Inc.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of Common Stock of the Company beneficially owned: (i) by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) by each director; (iii) by each executive officer named in the Summary Compensation Table; and (iv) by all directors and executive officers as a group, as of January 31, 2001.

                                                    Shares Beneficially Owned(1)
Name and Address                                    ----------------------------
of Beneficial Owner                                 Number               Percent
---------------------------------                   ----------------------------
Joseph J. Lahti                                       470,625             4.1%
  10901 Valley View Road
  Eden Prairie, Minnesota 55344

Mark L. Yoseloff(2)                                   324,901             2.9%
  1106 Palms Airport Drive
  Las Vegas, Nevada 89119

Gary W. Griffin                                       137,904             1.2%
  10901 Valley View Road
  Eden Prairie, Minnesota 55344

Thomas A. Sutton                                       59,000              *
  20330 Knightsbridge Road
  Shorewood, Minnesota 55331

Patrick R. Cruzen                                      33,000              *
  6310 Maple Ridge Drive
  Excelsior, Minnesota 55331

All directors and executive                         1,025,430             8.6%
  officers as a group (5 persons)

------------------------------
*    Less than 1%
(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them through the exercise of stock options, as of January 31, 2001, or within 60 days of such date, are treated as outstanding when determining the percent of the outstanding shares of Common Stock owned by the individual and when determining the percent owned by the group. Shares related to such stock options included in the table above are as follows: Joseph J. Lahti, 344,569 shares; Mark L. Yoseloff, 152,501 shares; Gary W. Griffin, 132,504 shares; Thomas A. Sutton, 50,000 shares; Patrick R. Cruzen, 33,000 shares; and all directors and executive officers as a group, 712,574 shares.
(2) The number of shares beneficially owned by Mark L. Yoseloff includes 32,400 shares to be issued under a certain transaction with the Company. See "Certain Relationships and Related Transactions."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In October 1996, the Board of Directors of the Company approved a $300,000 loan to Mr. Lahti. These funds were advanced to Mr. Lahti in November 1996. The loan bears interest at seven percent and is secured by a right of offset against the Company's obligation to pay Mr. Lahti under an executive employment agreement dated November 1, 1999. As of October 31, 2000, the amount due including accrued interest was $310,500. The terms of the loan were modified to extend the maturity date to January 5, 2004 and provide that all accrued interest be paid on or before May 1, 2000 and in January of each year thereafter. Joe Lahti paid the accrued interest in May, 2000 and January, 2001.

     In March 1997, the Company purchased certain intellectual property from Dr. Yoseloff and a company owned by Dr. Yoseloff. The purchase price (the amount of which is the subject of a confidential treatment filing with the Securities and Exchange Commission) included amounts previously paid to such company for certain licensing rights and amounts previously paid to another company owned by Dr. Yoseloff. The balance of such purchase price is to be paid by the issuance of 162,000 shares of the Company's Common Stock which were valued at $5.83 per share, and cash payments (the amount of which is the subject of a confidential treatment filing with the

Securities and Exchange Commission), both to be made equally over twenty (20) quarterly installments, beginning March 7, 1997. The Company has made all payments required to date under this agreement. There was no stated interest rate in the agreement. Interest was imputed for financial statement purposes at seven percent. Under the terms of this agreement, Dr. Yoseloff will receive additional payments (the amount of which is the subject of a confidential treatment filing with the Securities and Exchange Commission) for five years contingent on his continued employment with the Company.

     In a related but separate agreement, Dr. Yoseloff signed a five-year employment contract with the Company commencing August 1, 1997. Under the terms of the contract, Dr. Yoseloff will receive a minimum of $100,000 per year in salary for each of the five years following the beginning of his employment.

                        EXECUTIVE EMPLOYMENT AGREEMENTS

     In fiscal 2000, the Company entered into Executive Employment Agreements for fiscal 2000 with Joseph J. Lahti and Gary W. Griffin, dated November 1, 1999, and December 1, 1999, respectively. Under the terms of the their respective employment arrangements, Mr. Lahti was to receive an annual salary of $246,000, subject to possible executive bonuses, for his services as the Company's Chief Executive Officer, and Mr. Griffin was to receive an annual salary of $156,000, subject to possible executive bonuses, for his services as the Company's Secretary and Treasurer/Chief Financial Officer. The terms and conditions of each Executive Employment Agreement also: (1) limits rights to engage in outside consulting or employment; (2) sets forth non-competition and confidentiality provisions; (3) provides for severance benefits; (4) sets forth termination or resignation procedures; and (4) describes other Company policies and independent covenants. The Executive Employment Agreements discussed herein supercede the termination of employment arrangements with Mr. Lahti and Mr. Griffin entered into in fiscal 1997. The Board of Directors is in the process of negotiating executive employment agreements with Messrs. Lahti and Griffin for fiscal 2001.

                              INDEPENDENT AUDITORS

     Representatives of Deloitte & Touche LLP, the Company's independent auditors for the fiscal year ended October 31, 2000, will be present at the Annual Meeting. The Board of Directors expects to retain Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending October 31, 2001.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     The rules of the Securities and Exchange Commission permit shareholders of the Company to present proposals for shareholder action in the Company's Proxy Statement. Shareholder proposals prepared in accordance with the proxy rules intended to be presented at the Company's 2001 Annual Meeting must be received by the Company on or before October 18, 2001.

                                 OTHER BUSINESS

     The Board of Directors of the Company does not intend to present any business at the meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business to come before the meeting.

                                   By Order of the Board of Directors,




                                   Gary W. Griffin
Date: February 14, 2001            SECRETARY

SHUFFLE MASTER, INC.                             PROXY
1106 PALMS AIRPORT DRIVE,
LAS VEGAS, NV 89119

The undersigned hereby appoints Joseph J. Lahti and Mark L. Yoseloff, and each of them with full power of substitution, his or her proxies to represent and vote, as designated below, all of the shares of the Common Stock of Shuffle Master, Inc., registered in the name of the undersigned as of the close of business on February 2, 2001, with the powers the undersigned would possess if personally present at the Annual Meeting of Shareholders to be held on March 22, 2001, at Shuffle Master Gaming, 1106 Palms Airport Drive, Las Vegas, Nevada, at 10:00 a.m., Pacific Standard Time, or at any adjournment thereof, hereby revoking any proxy or proxies previously given.

1.   Election of directors:

    [ ] Vote FOR all nominees listed below          [ ] WITHHOLD AUTHORITY
        (except as marked to the contrary below)        to vote for all nominees
                                                        listed below

(To WITHHOLD authority to vote for any individual nominee, draw a line through the nominee's name below)

JOSEPH J. LAHTI     MARK L. YOSELOFF     THOMAS A. SUTTON     PATRICK R. CRUZEN

         (CONTINUED AND TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE)
--------------------------------------------------------------------------------
                          (CONTINUED FROM OTHER SIDE)

2. To approve an amendment to the 1993 Stock Option Plan to increase the number of shares reserved for issuance by 450,000.

[ ] FOR                         [ ] AGAINST                          [ ] ABSTAIN

3. In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES AND FOR PROPOSAL #2.

                                             Date: _______________________, 2001


                                             -----------------------------------
                                                   (Signature)

                                             -----------------------------------
                                                   (Second Signature)

                                             PLEASE DATE AND SIGN ABOVE exactly
                                             as your name appears at left,
                                             indicating where appropriate,
                                             official position or representative
                                             capacity.

                                                                       EXHIBIT A
                                                                       ---------

                              SHUFFLE MASTER, INC.
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.   AUDIT COMMITTEE PURPOSE.

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

o Monitor the independence and performance of the Company's independent auditors.

o Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. The Audit Committee's function is one of oversight and review, and it is not expected to audit Shuffle Master Gaming, to define the scope of the audit, to control Shuffle Master Gaming's accounting practices, or to define the standards to be used in preparation of Shuffle Master Gaming's financial statements.

II.  AUDIT COMMITTEE COMPOSITION AND MEETINGS.

Audit Committee members shall meet the requirements of Nasdaq. The Audit Committee shall be comprised of directors as determined by the Board free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

The Committee shall meet at least annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of those groups believe should be discussed. In addition, the Committee will establish a communication process with management and the independent auditors.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES.

Review Procedures:

1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3. In consultation with the management and the independent auditors consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

4. At the Committee's discretion, it shall also review with financial management and the independent auditors the quarterly financial statements and any significant matters that arise out of the auditors' limited review procedures. The Audit Committee may also review any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9).

Independent Auditors:

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence and shall review a written statement from the auditors as to their independence.

8. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Other Audit Committee Responsibilities:

11. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. If required by SEC rules, the report should be included in the Company's annual proxy statement.

12. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

13. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.


DATE ADOPTED:  JUNE 14, 2000

                                                                       EXHIBIT B
                                                                       ---------

                              SHUFFLE MASTER, INC.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of Shuffle Master, Inc. (the "Company") has reviewed the Company's audited financial statements for the fiscal year ended October 31, 2000. In conjunction with its review, the Audit Committee has met with the management of the Company to discuss the audited financial statements. In addition, the Audit Committee has discussed with the Company's independent auditors, Deloitte & Touche LLP (Deloitte & Touche), the matters required pursuant to SAS 61 and has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1. The Audit Committee considered that Deloitte & Touche rendered non-audit services to the Company during the fiscal year ended October 31, 2000, and whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining Deloitte & Touche's independence. The Audit Committee determined that Deloitte & Touche's provision of non-audit services is compatible with Deloitte & Touche's independence.

     Based on this review and discussion, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report for the fiscal year ended October 31, 2000 for filing with the Securities and Exchange Commission.

     This report has been approved by all of the members of the Audit Committee, each of whom has been determined to be independent pursuant to NASD Marketplace Rule 4200(a)(14).


                                        Thomas A. Sutton
                                        Patrick R. Cruzen
                                        MEMBERS OF THE AUDIT COMMITTEE


JANUARY 12, 2001














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